Exhibit 8.1
April 13, 2011
VOC Energy Trust
1700 Waterfront Parkway
Building 500
Wichita, KS 67206
     RE: VOC ENERGY TRUST REGISTRATION STATEMENT ON FORM S-1
Ladies and Gentlemen:
     We have acted as counsel for VOC Brazos Energy Partners, L.P. (“VOC Sponsor”), a Texas limited partnership, and VOC Energy Trust (the “Trust”), a Delaware statutory trust, with respect to certain legal matters in connection with the offer and sale of trust units representing beneficial interests in the Trust. We have also participated in the preparation of a Registration Statement on Form S-1 (File No. 333-171474) and the amendments thereto being collectively referred to herein as the “Registration Statement” to which this opinion is an exhibit. In connection therewith, we prepared the discussion (the “Discussion”) set forth under the caption “Federal Income Tax Consequences” in the Registration Statement.
     All statements of legal conclusions contained in the Discussion, unless otherwise noted, are our opinion with respect to the matters set forth therein as of the effective date of the Registration Statement. In addition, we are of the opinion that the Discussion with respect to those matters as to which no legal conclusions are provided is an accurate discussion of such federal income tax matters (except for the representations and statements of fact by VOC Sponsor, included in the Discussion, as to which we express no opinion).
     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in the Registration Statement. This consent does not constitute an admission that we are “experts” within the meaning of such term as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission issued thereunder.

Very truly yours,
/s/ VINSON & ELKINS L.L.P.

Vinson & Elkins L.L.P.

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